UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2018

CHS Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-36079

Minnesota	41-0251095
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
(Address of Principal Executive Offices) (Zip Code)

(651) 355-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, CHS Inc. (“CHS” or the “Company”) appointed Daniel Lehmann, as its Vice President, Finance, Corporate Controller and Chief Accounting Officer, effective July 15, 2018. In this role, Mr. Lehmann will be responsible for enterprise wide accounting, financial reporting, internal controls, and financial disclosures. In connection with this appointment, on July 15, 2018, Mr. Lehmann will supersede Jean Briand as the Company’s principal accounting officer. Following that date, Mr. Briand will continue in his Senior Vice President, Finance role, assuming the chief financial officer role for the Company’s Country Operations business unit, in addition to other responsibilities.

Mr. Lehmann 45, joined CHS in August 2014 as the director of financial reporting and was named assistant corporate controller in 2017. Prior to joining CHS, from May 2012 through July 2014, Mr. Lehmann was employed by Kroll Ontrack, a leading provider of data recovery and electronic discovery services, as the controller overseeing the enterprise wide accounting functions. From March 2006 to May 2012, Mr. Lehmann was the director of financial reporting of G&K Services, a national leader in the uniform rental and facility products business, where he was responsible for financial reporting and corporate accounting functions. Prior to 2006, Mr. Lehmann held positions focusing on accounting, financial reporting and internal controls at companies in the technology, health insurance, and public accounting industries.

There are no familial relationships or related party transactions requiring disclosure under Item 401(d) or Item 404(a), respectively, of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

June 14, 2018	By:	/s/ Timothy Skidmore

Name: Timothy Skidmore
Title: Executive Vice President and Chief Financial Officer